EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Post-Effective Amendment No. 1 to Form S-1 of Abeona Therapeutics Inc. of our report dated March 30, 2016 relating to our audits of the consolidated financial statements of Abeona Therapeutics Inc. as of and for the years ended December 31, 2015 and 2014. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Whitley Penn, LLP

Dallas, Texas

September 9, 2016